Exhibit 99.1

News Release

Media Contact:	Ron Rogers	Investor Contact:	Scott Gleason
	(801) 584-3065		(801) 584-1143
	rrogers@myriad.com		sgleason@myriad.com

Myriad Genetics Reports Fiscal Second-Quarter 2016 Financial Results

•	Total Revenues of $193.3 Million

•	Adjusted Diluted EPS of $0.45 and Diluted EPS of $0.41

•	Company Maintains Fiscal Year 2016 Revenue Guidance, Raises Fiscal Year 2016 Earnings Guidance and Provides Fiscal Third-Quarter 2016 Financial Guidance

SALT LAKE CITY, UTAH, February 2, 2016 – Myriad Genetics, Inc. (NASDAQ: MYGN) today announced financial results for its fiscal second-quarter 2016, provided an update on recent business highlights, maintained its fiscal year 2016 revenue guidance, raised its fiscal year 2016 earnings guidance and provided fiscal third-quarter 2016 financial guidance.

“We are pleased with the first half of fiscal year 2016 which has positioned us to deliver upon our financial guidance for the full year,” said Mark C. Capone, president and chief executive officer of Myriad. “Our new products are making significant strides towards broader market adoption and reimbursement on a worldwide basis. Additionally, we are excited to announce that our companion diagnostic portfolio has expanded to five tests with the addition of two new tests that have been incorporated into additional pharmaceutical company collaborations. We remain on track to achieve our five-year strategic goals and build Myriad into a diversified, global, leader in personalized medicine.”

Financial Highlights

•	Below are tables summarizing the financial results and revenue by product class for our fiscal second-quarter 2016:

Revenue

	Fiscal Second-Quarter		%
($ in millions)	2016	2015	Change
Molecular diagnostic testing revenue
Hereditary cancer testing revenue	$166.6	$165.0	1%
Vectra DA testing revenue	11.3	10.8	5%
Prolaris testing revenue	1.9	0.4	375%
Other testing revenue	2.8	3.0	(7%)

Total molecular diagnostic testing revenue	182.6	179.2	2%

Pharmaceutical and clinical service revenue	10.7	5.2	106%

Total Revenue	$193.3	$184.4	5%

Income Statement

	Fiscal Second-Quarter		%
($ in millions)	2016	2015	Change
Total Revenue	$193.3	$184.4	5%
Gross Profit	152.7	146.5	4%
Gross Margin	79.0%	79.5%
Operating Expenses	107.5	110.2	(2%)
Operating Income	45.2	36.3	25%
Operating Margin	23.4%	19.7%
Adjusted Operating Income	48.4	43.8	11%
Adjusted Operating Margin	25.0%	23.7%
Net Income	30.3	24.0	26%
Diluted EPS	0.41	0.32	28%
Adjusted EPS	$0.45	$0.40	13%

Business Highlights

•	myRisk® Hereditary Cancer

•	Myriad presented an interim analysis of a large clinical utility study comparing myRisk Hereditary Cancer to BRACAnalysis® at the San Antonio Breast Cancer Symposium (SABCS). In the interim analysis, myRisk Hereditary Cancer increased the number of patients receiving clinically appropriate risk reduction measures by 61 percent.

•	The Company announced today that 61 percent of its hereditary cancer revenue is now under three-year, non-cancellable, payer contracts.

•	Vectra® DA

•	Vectra DA volumes were up 13 percent year-over-year in the fiscal second-quarter with more than 38,000 tests performed.

•	At the American College of Rheumatology Annual Meeting, Myriad presented multiple studies on the potential ability of Vectra DA to predict therapy response. One study demonstrated that Vectra DA predicts response for methotrexate incomplete responders to DMARDs or biologics. In another study, Vectra DA predicted which patients could taper their therapy without experiencing flares.

•	During the second quarter, Myriad announced the issuance of the first patent pertaining to the Vectra DA testing process by the U.S. Patent and Trademark Office.

•	Prolaris®/Urology

•	Prolaris sample volume was up 104 percent year-over-year and 26 percent sequentially with over 3,500 tests ordered.

•	At the 2016 ASCO Genitourinary Cancers Symposium (ASCO GU), Myriad presented data on more than 11,000 men with prostate cancer to evaluate their ability to pursue active surveillance based upon the Prolaris Combined Score (PCS); 63 percent of the men qualified for active surveillance based on their PCS, almost doubling the number of eligible patients when compared to traditional pathology.

•	Myriad also presented its first validation study on the myPlan™ Renal Cancer prognostic test at ASCO GU. When the myPlan score was combined with pathological stage to provide a combined prognostic score (CPS), patients with a high CPS had a three-fold increased risk of recurrence compared to patients with a low score.

•	Companion Diagnostics

•	At SABCS, Myriad presented multiple studies demonstrating the ability of the myChoice® HRD test to predict response to DNA damaging agents. In a pooled analysis of five statistically significant studies, patients with a positive myChoice HRD score had a three-fold increase in pathological complete response when compared to those patients with a negative score.

•	Today, Myriad is announcing the addition of two new companion diagnostics. The first is a tumor sequencing panel that contains the full sequencing of 80 clinically actionable genes and is customizable for our pharmaceutical partners to support clinical trials. The second new companion diagnostic is a proprietary assay that evaluates the functionality of the immune pathway and predicts response to immunotherapy. The Company already has signed undisclosed research collaborations with major pharmaceutical partners on each of these new products to be evaluated in combination with myChoice HRD.

•	International

•	International revenues were up 29 percent sequentially in the second quarter and accounted for four and a half percent of total revenue in the quarter.

•	At SABCS, Myriad presented a study that evaluated 928 patients in the TransATAC cohort that compared the performance of EndoPredict® to the widely-used first generation breast cancer prognostic test. In this study, EndoPredict more accurately predicted 10-year distant metastases when compared to the first-generation prognostic test.

•	During the fiscal second-quarter, Myriad won a competitive tender for EndoPredict in France that is expected to generate revenue during calendar year 2016. Additionally, Helsana, the largest insurance provider in Switzerland, announced a favorable coverage decision for Prolaris.

•	Share Repurchase

•	During the quarter, the Company repurchased approximately 0.6 million shares, or $25 million, of common stock under our share repurchase program and ended the quarter with approximately $92 million remaining on our current share repurchase authorization.

Fiscal Third-Quarter and Fiscal Full-Year 2016 Financial Guidance

Below is a table summarizing Myriad’s fiscal year 2016 and fiscal third-quarter 2016 financial guidance:

	Revenue	Adjusted Earnings Per Share	GAAP Diluted Earnings Per Share
Fiscal Year 2016	$750-$770 million	$1.63-$1.68	$1.48-$1.53
Fiscal Third-Quarter 2016	$183-$185 million	$0.37-$0.39	$0.33-$0.35

The Company is maintaining its fiscal full-year revenue guidance of $750 to $770 million and raising its adjusted earnings per share guidance from the previous range of $1.60 to $1.65 to $1.63 to $1.68. Additionally, Myriad is issuing fiscal third-quarter 2016 financial guidance with revenues of $183 to $185 million and adjusted earnings per share of $0.37 to $0.39.

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release. The Company will provide further details on its business outlook during its conference call today to discuss the fiscal second-quarter financial results and fiscal third-quarter and fiscal full-year 2016 financial guidance.

Conference Call and Webcast

A conference call will be held today, Tuesday, February 2, 2016, at 4:30 p.m. EST to discuss Myriad’s financial results for the fiscal second-quarter, business developments and financial guidance. The dial-in number for domestic callers is (800) 676-1873. International callers may dial (303) 223-4378. All callers will be asked to reference reservation number 21802448. An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above. The conference call along with a slide presentation will also will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics. Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs. Myriad is focused on three strategic imperatives: transitioning and expanding its hereditary cancer testing markets, diversifying its product portfolio through the introduction of new products and increasing the revenue contribution from international markets. For more information on how Myriad is making a difference, please visit the Company’s website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, Vectra and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G

MYRIAD GENETICS, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in millions, except per share amounts)	Three Months Ended		Six Months Ended
	Dec 31, 2015	Dec 31, 2014	Dec 31, 2015	Dec 31, 2014
Molecular diagnostic testing	$182.6	$179.2	$354.5	$343.6
Pharmaceutical and clinical services	10.7	5.2	22.3	9.6

Total revenue	193.3	184.4	376.8	353.2

Costs and expenses:
Cost of molecular diagnostic testing	34.1	35.1	65.0	67.8
Cost of pharmaceutical and clinical services	6.5	2.8	12.1	4.9
Research and development expense	16.7	17.5	33.9	40.1
Selling, general, and administrative expense	90.8	92.7	177.3	178.1

Total costs and expenses	148.1	148.1	288.3	290.9

Operating income	45.2	36.3	88.5	62.3

Other income (expense):
Interest income	0.1	0.1	0.2	0.1
Other	(0.3)	1.5	(0.1)	1.4

Total other income (expense)	(0.2)	1.6	0.1	1.5

Income before income taxes	45.0	37.9	88.6	63.8
Income tax provision	14.7	13.9	31.6	23.8

Net income	$30.3	$24.0	$57.0	$40.0

Earnings per share:
Basic	$0.43	$0.33	$0.82	$0.55
Diluted	$0.41	$0.32	$0.78	$0.53

Weighted average shares outstanding
Basic	70.5	72.5	69.6	72.6
Diluted	73.8	75.4	73.1	75.8

Consolidated Balance Sheets (Unaudited)

(in millions)	Dec 31, 2015	Jun. 30, 2015
Current assets:
Cash and cash equivalents	$134.7	$64.1
Marketable investment securities	84.6	80.7
Prepaid expenses	9.7	12.5
Inventory	29.1	25.1
Trade accounts receivable, less allowance for doubtful accounts of $6.2 December 31, 2015 and $7.6 June 30, 2015	84.3	85.8
Deferred taxes	—	13.5
Prepaid taxes	28.0	—
Other receivables	5.1	1.9

Total current assets	375.5	283.6

Property, plant and equipment, net	61.7	67.2
Long-term marketable investment securiteis	66.2	40.6
Intangibles, net	186.3	192.6
Goodwill	177.0	177.2
Other assets	5.0	5.0

Total assets	$871.7	$766.2

Current liabilities:
Accounts payable	$16.5	$21.1
Accrued liabilities	47.9	46.1
Deferred revenue	1.5	1.5

Total current liabilities	65.9	68.7

Unrecognized tax benefits	27.9	26.4
Other long-term liabilities	6.8	8.8
Long-term deferred taxes	0.3	0.2

Total liabilities	100.9	104.1
Stockholders’ equity:
Common stock, 71.6 and 68.9 shares outstanding at December 31, 2015 and June 30, 2015 respectively	0.7	0.7
Additional paid-in capital	847.8	745.4
Accumulated other comprehensive loss	(9.1)	(7.0)
Accumulated deficit	(68.6)	(77.0)

Total stockholders’ equity	770.8	662.1

Total liabilities and stockholders’ equity	$871.7	$766.2

Consolidated Statement of Cash Flows (Unaudited)

(in millions)	Dec 31, 2015	Dec 31, 2014
Cash flows from operating activities:
Net income	$57.0	$40.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13.5	12.0
Gain on disposition of assets	(0.4)	—
Share-based compensation expense	16.3	19.0
Bad debt expense	14.5	14.0
Deferred income taxes	29.8	1.9
Unrecognized tax benefits	1.5	1.1
Excess tax benefit from share-based compensation	(16.1)	(2.6)
Gain on remeasurement of foreign currency	—	(0.5)
Changes in assets and liabilities:
Prepaid expenses	2.8	(0.8)
Trade accounts receivable	(11.1)	(13.9)
Other receivables	(5.3)	(1.6)
Inventory	(4.1)	3.7
Prepaid taxes	(28.0)	8.0
Accounts payable	(4.1)	(6.2)
Accrued liabilities	(0.5)	(15.2)
Deferred revenue	—	0.7

Net cash provided by operating activities	65.8	59.6

Cash flows from investing activities:
Capital expenditures for equipment and leasehold improvements	(2.1)	(17.5)
Restricted cash	—	(21.6)
Purchases of marketable investment securities	(100.7)	(22.6)
Proceeds from maturities and sales marketable investment securities	71.3	80.5

Net cash provided by (used in) investing activities	(31.5)	18.8

Cash flows from financing activities:
Net proceeds from common stock issued under share-based compensation plans	84.9	20.2
Excess tax benefit from share-based compensation	16.1	2.6
Repurchase and retirement of common stock	(62.9)	(103.9)

Net cash provided by (used in) financing activities	38.1	(81.1)

Effect of Foreign exchange rates on cash and cash equivalents	(1.8)	(2.4)

Net increase (decrease) in cash and cash equivalents	70.6	(5.1)
Cash and cash equivalents at beginning of year	64.1	64.8

Cash and cash equivalents at end of period	$134.7	$59.7

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the strength of our first half of fiscal year 2016 and our position and ability to deliver upon our financial guidance for the full year; the strides made by our new products towards broader market adoption and reimbursement on a worldwide basis; the expansion of our companion diagnostic portfolio, with the addition of two new tests, and expansion of our pharmaceutical company collaborations; remaining on track to achieve our five year strategic goals; the expectation of revenue growth in France for EndoPredict testing in calendar year 2016; the Company’s fiscal third-quarter 2016 and fiscal full-year 2016 financial guidance under the caption “Fiscal Third-Quarter and Fiscal Full-Year 2016 Financial Guidance”; and the Company’s strategic directives under the caption “About Myriad Genetics.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of our existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to our ability to transition from our existing product portfolio to our new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for our tests or our ability to obtain reimbursement for our new tests at comparable levels to our existing tests; risks related to increased competition and the development of new competing tests and services; the risk that we may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that we may not successfully develop new markets for our molecular diagnostic tests and pharmaceutical and clinical services, including our ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying our molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating our laboratory testing facilities; risks related to public concern over our genetic testing in general or our tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to our ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to our ability to successfully integrate and derive benefits from any technologies or businesses that we license or acquire, including but not limited to our acquisition of a healthcare clinic in Germany; risks related to our projections about the potential market opportunity for our products; the risk that we or our licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying our tests; the risk of patent-infringement claims or challenges to the validity of our patents; risks related to changes in intellectual property laws covering our molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; and other factors discussed under the heading “Risk Factors” contained in Item 1A of our Annual report on Form 10-K for the fiscal year ended June 30, 2015, which has been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial statements.

Following is a description of the adjustments made to GAAP financial measures:

•	Acquisition - amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights.

•	Severance – executive severance: Represents one-time severance expenses associated with the departure of executive officers of Myriad Genetics, Inc.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures

for the Three and Six Months ended December 31, 2015 and 2014

(Unaudited data in millions, except per share amount)

	Three Months Ended		Six Months Ended
	Dec. 31, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014
GAAP Cost of molecular diagnostic testing	$34.1	$35.1	$65.0	$67.8
GAAP Cost of pharmaceutical and clinical services	6.5	2.8	12.1	4.9
Acquisition - amortization of intangible assets	—	—	—	—

Non-GAAP COGS	$40.6	$37.9	$77.1	$72.7

Non-GAAP Gross Margin	79%	79%	80%	79%

GAAP Research and Development	$16.7	$17.5	$33.9	$40.1
Acquisition - amortization of intangible assets	(0.1)	(0.1)	(0.2)	(0.2)

Non-GAAP R&D	$16.6	$17.4	$33.7	$39.9

GAAP Selling, General and Administrative	$90.8	$92.7	$177.3	$178.1
Severance - executive severance	—	(4.3)	—	(4.3)
Acquisition - amortization of intangible assets	(3.1)	(3.1)	(6.2)	(6.1)

Non-GAAP SG&A	$87.7	$85.3	$171.1	$167.7

GAAP Operating Income	$45.2	$36.3	$88.5	$62.3
Severance - executive severance	—	4.3	—	4.3
Acquisition - amortization of intangible assets	3.2	3.2	6.4	6.3

Non-GAAP Operating Income	$48.4	$43.8	$94.9	$72.9

Non-GAAP Operating Margin	25%	24%	25%	21%

GAAP Net Income	$30.3	$24.0	$57.0	$40.0
Severance - executive severance	—	4.3	—	4.3
Acquisition - amortization of intangible assets	3.2	3.2	6.4	6.3
Tax expense associated with non-GAAP adjustments	—	(1.6)	—	(1.6)

Non-GAAP Net Income	$33.5	$29.9	$63.4	$49.0

GAAP Diluted EPS	$0.41	$0.32	$0.78	$0.53
Non-GAAP Diluted EPS	$0.45	$0.40	$0.87	$0.65

Diluted shares outstanding	73.8	75.4	73.1	75.8

Free Cash Flow Reconciliation

(Unaudited data in thousands)

	Three Months Ended		Six Months Ended
	Dec. 31, 2015	Dec. 31, 2014	Dec. 31, 2015	Dec. 31, 2014
GAAP cash flow from operations	$40.9	$52.6	$65.8	$59.6

Capital expenditures	(1.1)	(5.9)	(2.1)	(17.5)

Free cash flow	$39.8	$46.7	$63.7	$42.1

Reconciliation of GAAP to Non-GAAP for Fiscal Year 2016 and Fiscal Second-Quarter 2016 Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included under the heading “Risk Factors” contained in Item 1A in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Fiscal Year 2016
Diluted net income per share
GAAP diluted net income per share	$1.48 - $1.53
Acquisition - amortization of intangible assets	0.15

Non-GAAP diluted net income per share	$1.63 - $1.68

Fiscal Third-Quarter 2016
Diluted net income per share
GAAP diluted net income per share	$0.33 - $0.35
Acquisition - amortization of intangible assets	0.04

Non-GAAP diluted net income per share	$0.37 - $0.39